CUSIP No. 608754 109	Schedule 13D	Page 9 of 9

Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Amendment No. 4 to Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This agreement may be included as an exhibit to such joint filing.

November 30, 2011.	T-II HOLDINGS LLC

	By:	/s/ Mark S. Kristoff
Name: Mark S. Kristoff
Title: Chief Executive Officer

TRAXYS S.A.R.L.

	By:	T-II Holdings LLC, Member

	By:	/s/ Mark S. Kristoff
Name: Mark S. Kristoff
Title: Chief Executive Officer

TNA MOLY GROUP LLC

	By:	Traxys North America LLC, Member

	By:	/s/ Mark S. Kristoff
Name: Mark S. Kristoff
Title: Manager